UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 16, 2014

TWIN CITIES POWER HOLDINGS, LLC
(Exact Name of Registrant as Specified in Charter)

Minnesota	333-179460	27-1658449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16233 Kenyon Ave., Suite 210, Lakeville, Minnesota	55044
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 241-3103

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On June 12, 2014, the Federal Energy Regulatory Commission (“FERC”) issued a Notice of Alleged Violations indicating that, in a formal, nonpublic investigation, the staff of the FERC’s Office of Enforcement (“FERC Staff”) preliminarily determined that, during the period January 1, 2010 through January 31, 2011, Twin Cities Power-Canada, U.L.C. (“TC Canada”) and certain affiliated companies, including Twin Cities Energy, L.L.C. (“TCE”) and Twin Cities Power, LLC (“TCP”), and individuals Allan Cho, Jason F. Vaccaro, and Gaurav Sharma, each violated the FERC’s Prohibition on Electric Energy Market Manipulation (18 C.F.R. §1c(2)), by scheduling and trading physical power in Midcontinent Independent System Operator, Inc. (“MISO”) to benefit related swap positions that settle off of real-time MISO prices. TC Canada, TCE and TCP are subsidiaries of Twin Cities Power Holdings, LLC (the “Company”) and the individuals named are former employees of TC Canada.

The allegations of violations are preliminary determinations by FERC Staff and do not constitute findings by FERC that any violations have occurred. The FERC investigation addresses trading activity that occurred more than three years ago by employees of TC Canada whose employment contracts were terminated by TC Canada more than three years ago. TCE and TC Canada have no employees and do not conduct any operations. Because TCP did not employ the identified traders whose actions are the focus of FERC’s investigation, none of the trades or trading at issue were related to TCP. Accordingly, the Company believes that TCP should not have been named as a subject in this Notice of Alleged Violations.

The Company’s subsidiaries have cooperated with FERC Staff during the investigation and intend to work with FERC Staff to resolve the matter. If violations of the Market Manipulation Prohibition are ultimately determined to have occurred, FERC has the legal authority to require disgorgement of profits and assess a possible fine of up to $1 million per violation per day that a violation is found to have been in existence. The Company cannot predict the timing or financial or operational impacts that may result from the FERC Staff’s Notice of Alleged Violations, including any payments that may result from a settlement if one is reached.

On June 16, 2014, the Company issued a press release regarding the FERC Notice of Alleged Violations. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release (furnished)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 16, 2014	By	/s/ Wiley H. Sharp III
Wiley H. Sharp III
	Its	Vice President – Finance and Chief Financial Officer